Exhibit 99.1

FOR IMMEDIATE RELEASE
July 19, 2023

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 2ND QUARTER 2023

Earnings Summary
(in thousands except per share data)	2Q 2023	1Q 2023	2Q 2022	YTD 2023	YTD 2022
Net income	$19,404	$19,313	$20,271	$38,717	$39,999
Earnings per share	$1.09	$1.08	$1.14	$2.17	$2.24
Earnings per share - diluted	$1.08	$1.08	$1.14	$2.16	$2.24

Return on average assets	1.41%	1.44%	1.49%	1.42%	1.48%
Return on average equity	11.72%	12.03%	12.75%	11.87%	12.25%
Efficiency ratio	53.52%	55.29%	53.77%	54.40%	53.51%
Tangible common equity	10.90%	10.82%	10.53%

Dividends declared per share	$0.44	$0.44	$0.40	$0.88	$0.80
Book value per share	$36.71	$36.54	$35.32

Weighted average shares	17,884	17,872	17,835	17,877	17,827
Weighted average shares - diluted	17,890	17,884	17,843	17,885	17,838

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the second quarter 2023 of $19.4 million, or $1.09 per basic share, compared to $19.3 million, or $1.08 per basic share, earned during the first quarter 2023 and $20.3 million, or $1.14 per basic share, earned during the second quarter 2022.  Total revenue was $0.2 million above prior quarter and $2.5 million above prior year same quarter.  Net interest revenue decreased $0.8 million compared to prior quarter but increased $2.3 million compared to prior year same quarter, and noninterest income increased $1.1 million compared to prior quarter and $0.3 million compared to prior year same quarter.  Our provision for credit losses for the quarter increased $0.9 million for the quarter and was $1.9 million higher than second quarter 2022.  Noninterest expense decreased $0.9 million compared to prior quarter but was $1.0 million higher than prior year same quarter.  Earnings for the six months ended June 30, 2023 were $38.7 million, or $2.17 per basic share, compared to $40.0 million, or $2.24 per basic share for the six months ended June 30, 2022.

2nd Quarter 2023 Highlights

❖
Net interest income for the quarter of $43.1 million was $0.8 million below prior quarter but $2.3 million above prior year same quarter, as our net interest margin decreased 14 basis points from prior quarter but increased 15 basis points from prior year same quarter.

❖	Provision for credit losses at $2.0 million for the quarter increased $0.9 million from prior quarter and $1.9 million from prior year same quarter.

❖	Our loan portfolio at $3.9 billion increased $152.3 million, an annualized 16.2%, from March 31, 2023 and $371.3 million, or 10.4%, from June 30, 2022.

❖
We had net loan charge-offs of $674 thousand, or 0.07% of average loans annualized for the second quarter 2023 compared to $414 thousand, or 0.04% of average loans annualized for the first quarter 2023 and $43 thousand, or 0.00% of average loans annualized, for the quarter ended June 30, 2022.

❖
Our total nonperforming loans decreased to $11.7 million at June 30, 2023 from $12.2 million at March 31, 2023 and $13.8 million at June 30, 2022.  Nonperforming assets at $13.8 million decreased $1.2 million from March 31, 2023 and $2.0 million from June 30, 2022.

❖	Deposits, including repurchase agreements, at $4.7 billion decreased $6.5 million, or an annualized 0.6%, from March 31, 2023 but increased $34.0 million, or 0.7% from June 30, 2022.

❖	Shareholders’ equity at $660.1 million increased $3.3 million, or an annualized 2.0%, during the quarter and $28.1 million, or 4.4%, from June 30, 2022.

❖	Noninterest income for the quarter ended June 30, 2023 of $14.8 million was $1.1 million, or 7.9%, above prior quarter and $0.3 million, or 1.8%, above prior year same quarter.

❖	Noninterest expense for the quarter ended June 30, 2023 of $31.0 million was $0.9 million, or 2.7%, below prior quarter but $1.0 million, or 3.5%, above prior year same quarter.

Net Interest Income

				Percent Change
				2Q 2023 Compared to:
($ in thousands)	2Q 2023	1Q 2023	2Q 2022	1Q 2023	2Q 2022	YTD 2023	YTD 2022	Percent Change
Components of net interest income:
Income on earning assets	$64,827	$60,995	$45,352	6.3%	42.9%	$125,822	$88,879	41.6%
Expense on interest bearing liabilities	21,748	17,079	4,562	27.3%	376.7%	38,827	8,057	381.9%
Net interest income	43,079	43,916	40,790	(1.9%)	5.6%	86,995	80,822	7.6%
TEQ	298	298	232	0.1%	28.6%	596	467	27.6%
Net interest income, tax equivalent	$43,377	$44,214	$41,022	(1.9%)	5.7%	$87,591	$81,289	7.8%

Average yield and rates paid:
Earning assets yield	5.03%	4.84%	3.56%	3.9%	41.5%	4.94%	3.51%	40.9%
Rate paid on interest bearing liabilities	2.54%	2.06%	0.54%	23.3%	368.2%	2.30%	0.48%	376.7%
Gross interest margin	2.49%	2.78%	3.02%	(10.4%)	(17.5%)	2.64%	3.03%	(12.8%)
Net interest margin	3.35%	3.49%	3.20%	(4.1%)	4.7%	3.42%	3.19%	7.3%

Average balances:
Investment securities	$1,230,556	$1,251,948	$1,452,021	(1.7%)	(15.3%)	$1,241,193	$1,468,193	(15.5%)
Loans	$3,836,446	$3,739,443	$3,538,324	2.6%	8.4%	$3,788,213	$3,489,652	8.6%
Earning assets	$5,189,716	$5,131,385	$5,140,656	1.1%	1.0%	$5,160,712	$5,137,421	0.5%
Interest-bearing liabilities	$3,435,072	$3,362,331	$3,373,741	2.2%	1.8%	$3,398,902	$3,362,039	1.1%

Net interest income for the quarter of $43.1 million was $0.8 million below prior quarter but $2.3 million above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.35% decreased 14 basis points from prior quarter but increased 15 basis points from prior year same quarter.  Our average earning assets increased $58.3 million from prior quarter and $49.1 million from prior year same quarter.  Our yield on average earning assets increased 19 basis points from prior quarter and 147 basis points from prior year same quarter, and our cost of funds increased 48 basis points from prior quarter and 200 basis points from prior year same quarter.  Money market accounts, certificates of deposit, and other time deposits all experienced significant increases in rates during the quarter.  Our net interest income for the six months ended June 30, 2023 was $87.0 million compared to $80.8 million for the six months ended June 30, 2022.

Our ratio of average loans to deposits, including repurchase agreements, was 81.2% for the quarter ended June 30, 2023 compared to 79.8% for the quarter ended March 31, 2023 and 75.2% for the quarter ended June 30, 2022.

Noninterest Income

				Percent Change
				2Q 2023 Compared to:
($ in thousands)	2Q 2023	1Q 2023	2Q 2022	1Q 2023	2Q 2022	YTD 2023	YTD 2022	Percent Change
Deposit related fees	$7,513	$7,287	$7,263	3.1%	3.4%	$14,800	$14,009	5.6%
Trust revenue	3,351	3,079	3,198	8.9%	4.8%	6,430	6,446	(0.2%)
Gains on sales of loans	115	121	519	(5.3%)	(77.9%)	236	1,116	(78.9%)
Loan related fees	1,197	845	1,415	41.7%	(15.4%)	2,042	3,477	(41.3%)
Bank owned life insurance revenue	735	858	702	(14.4%)	4.7%	1,593	1,393	14.4%
Brokerage revenue	388	348	459	11.5%	(15.4%)	736	1,049	(29.8%)
Other	1,457	1,144	945	27.4%	54.3%	2,601	1,976	31.6%
Total noninterest income	$14,756	$13,682	$14,501	7.9%	1.8%	$28,438	$29,466	(3.5%)

Noninterest income for the quarter ended June 30, 2023 of $14.8 million was $1.1 million, or 7.9%, above prior quarter and $0.3 million, or 1.8%, above prior year same quarter.  The quarter over quarter increase included a $0.2 million increase in deposit related fees, a $0.3 million increase in trust revenue, and a $0.4 million increase in loan related fees due to the change in the fair market value of our mortgage servicing rights. The year over year increase included a $0.3 million increase in deposit related fees, a $0.2 million increase in trust revenue, and a $0.4 million increase in securities gains, partially offset by a $0.4 million decline in gains on sales of loans and a $0.2 million decline in loan related fees also resulting from the fluctuation in the fair market value of our mortgage servicing rights.  Noninterest income for the first six months of 2023 was $28.4 million compared to $29.5 million for the six months ended June 30, 2022.

Noninterest Expense

				Percent Change
				2Q 2023 Compared to:
($ in thousands)	2Q 2023	1Q 2023	2Q 2022	1Q 2023	2Q 2022	YTD 2023	YTD 2022	Percent Change
Salaries	$12,732	$12,633	$12,219	0.8%	4.2%	$25,365	$23,958	5.9%
Employee benefits	5,573	6,275	6,315	(11.2%)	(11.7%)	11,848	12,114	(2.2%)
Net occupancy and equipment	2,895	3,028	2,756	(4.4%)	5.1%	5,923	5,610	5.6%
Data processing	2,383	2,303	2,095	3.5%	13.8%	4,686	4,296	9.1%
Legal and professional fees	912	816	884	11.8%	3.2%	1,728	1,751	(1.3%)
Advertising and marketing	704	820	659	(14.1%)	6.9%	1,524	1,411	8.0%
Taxes other than property and payroll	433	432	425	0.1%	1.7%	865	851	1.6%
Net other real estate owned expense	61	119	43	(48.4%)	43.6%	180	396	(54.6%)
Other	5,332	5,464	4,582	(2.4%)	16.4%	10,796	8,950	20.6%
Total noninterest expense	$31,025	$31,890	$29,978	(2.7%)	3.5%	$62,915	$59,337	6.0%

Noninterest expense for the quarter ended June 30, 2023 of $31.0 million was $0.9 million, or 2.7%, below prior quarter but $1.0 million, or 3.5%, above prior year same quarter.  The decrease in noninterest expense quarter over quarter was primarily a result of a decrease in the accruals for incentive payments based on our current projected earnings for the year.  The year over year increase included a $0.3 million increase in data processing expense, a $0.3 million increase in FDIC insurance premiums, and a $0.1 million increase in occupancy and equipment.  A year over year decrease in personnel costs of $0.2 million was the result of reduction in the accruals for incentive payments of $1.3 million, partially offset by increases in salary expense ($0.5 million), group medical and life insurance expense ($0.5 million), and other employee benefits ($0.1 million).  Noninterest expense for the first six months of 2023 was $62.9 million compared to $59.3 million for the six months ended June 30, 2022.

Balance Sheet Review

Total Loans
				Percent Change
				2Q 2023 Compared to:
($ in thousands)	2Q 2023	1Q 2023	2Q 2022	1Q 2023	2Q 2022
Commercial nonresidential real estate	$787,598	$750,498	$758,227	4.9%	3.9%
Commercial residential real estate	393,309	385,328	354,668	2.1%	10.9%
Hotel/motel	372,981	348,876	280,956	6.9%	32.8%
Other commercial	396,741	392,398	403,664	1.1%	(1.7%)
Total commercial	1,950,629	1,877,100	1,797,515	3.9%	8.5%

Residential mortgage	883,104	846,435	793,249	4.3%	11.3%
Home equity loans/lines	132,033	124,096	110,828	6.4%	19.1%
Total residential	1,015,137	970,531	904,077	4.6%	12.3%

Consumer indirect	806,081	772,570	697,060	4.3%	15.6%
Consumer direct	157,848	157,158	159,791	0.4%	(1.2%)
Total consumer	963,929	929,728	856,851	3.7%	12.5%

Total loans	$3,929,695	$3,777,359	$3,558,443	4.0%	10.4%

Total Deposits and Repurchase Agreements
				Percent Change
				2Q 2023 Compared to:
($ in thousands)	2Q 2023	1Q 2023	2Q 2022	1Q 2023	2Q 2022
Non-interest bearing deposits	$1,361,078	$1,409,839	$1,408,148	(3.5%)	(3.3%)
Interest bearing deposits
Interest checking	142,542	120,678	99,055	18.1%	43.9%
Money market savings	1,389,081	1,408,314	1,243,817	(1.4%)	11.7%
Savings accounts	611,772	642,232	671,349	(4.7%)	(8.9%)
Time deposits	1,012,187	962,361	1,050,559	5.2%	(3.7%)
Repurchase agreements	229,020	208,777	238,733	9.7%	(4.1%)
Total interest bearing deposits and repurchase agreements	3,384,602	3,342,362	3,303,513	1.3%	2.5%
Total deposits and repurchase agreements	$4,745,680	$4,752,201	$4,711,661	(0.1%)	0.7%

CTBI’s total assets at $5.5 billion as of June 30, 2023 decreased $8.5 million, or 0.6% annualized, from March 31 2023 but increased $73.4 million, or 1.3%, from June 30, 2022.  Loans outstanding at June 30, 2023 were $3.9 billion, an increase of $152.3 million, an annualized 16.2%, from March 31, 2023 and $371.3 million, or 10.4%, from June 30, 2022.  The increase in loans from prior quarter included a $73.5 million increase in the commercial loan portfolio, a $44.6 million increase in the residential loan portfolio, a $33.5 million increase in the indirect consumer loan portfolio, and a $0.7 million increase in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $39.7 million, or an annualized 12.8%, from March 31, 2023 and $200.5 million, or 14.3%, from June 30, 2022.  Deposits in other banks decreased $117.5 million from prior quarter and $78.7 million from June 30, 2022.  Deposits, including repurchase agreements, at $4.7 billion decreased $6.5 million, or an annualized 0.6%, from March 31, 2023 but increased $34.0 million, or 0.7%, from June 30, 2022.

Shareholders’ equity at $660.1 million increased $3.3 million, or an annualized 2.0%, during the quarter and $28.1 million, or 4.4%, from June 30, 2022, as unrealized losses on our securities portfolio continue to impact equity.  Net unrealized losses on securities, net of deferred taxes, were $121.3 million at June 30, 2023, compared to $112.4 million at March 31, 2023 and $97.9 million at June 30, 2022.  Management has evaluated the unrealized losses and determined that they were primarily driven by market rates.  Management has the ability and intent to hold these securities to recovery or maturity.  CTBI’s annualized dividend yield to shareholders as of June 30, 2023 was 4.95%.

Asset Quality

Our total nonperforming loans decreased to $11.7 million at June 30, 2023 from $12.2 million at March 31, 2023 and $13.8 million at June 30, 2022.  Prior year nonperforming loans, as previously reported, exclude troubled debt restructurings which have been eliminated in the current period due to implementation of Accounting Standard Update 2022-02.  Accruing loans 90+ days past due at $6.4 million increased $0.2 million from prior quarter and $1.4 million from June 30, 2022.  Nonaccrual loans at $5.3 million decreased $0.6 million from prior quarter and $3.5 million from June 30, 2022.  Accruing loans 30-89 days past due at $12.2 million increased $0.4 million from prior quarter and $1.6 million from June 30, 2022.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties was $2.0 million at June 30, 2023 compared to $2.8 million at March 31, 2023 and $2.0 million at June 30, 2022.  Sales of foreclosed properties for the quarter ended June 30, 2023 totaled $0.9 million while new foreclosed properties totaled $0.1 million.  At June 30, 2023, the book value of properties under contracts to sell was $0.7 million; however, the closings had not occurred at quarter-end.

We had net loan charge-offs of $674 thousand, or 0.07% of average loans annualized for the second quarter 2023 compared to $414 thousand, or 0.04% of average loans annualized for the first quarter 2023 and $43 thousand, or 0.00% of average loans annualized, for the quarter ended June 30, 2022.  Net charge-offs for the six months ended June 30, 2023 were $1.1 million, or 0.06% of average loans annualized compared to $0.4 million, or 0.02% of average loans annualized for the six months ended June 30, 2022.

Allowance for Credit Losses

Our provision for credit losses for the quarter increased $0.9 million from prior quarter and $1.9 million from prior year same quarter.  Our reserve coverage (allowance for credit losses to nonperforming loans) at June 30, 2023 was 408.9% compared to 382.3% at March 31, 2023 and 305.9% at June 30, 2022.  Our credit loss reserve as a percentage of total loans outstanding at June 30, 2023 was 1.22% compared to 1.24% at March 31, 2023 and 1.19% at June 30, 2022.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.5 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2023
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest income	$64,827	$60,995	$45,352	$125,822	$88,879
Interest expense	21,748	17,079	4,562	38,827	8,057
Net interest income	43,079	43,916	40,790	86,995	80,822
Loan loss provision	2,009	1,116	77	3,125	952

Gains on sales of loans	115	121	519	236	1,116
Deposit related fees	7,513	7,287	7,263	14,800	14,009
Trust revenue	3,351	3,079	3,198	6,430	6,446
Loan related fees	1,197	845	1,415	2,042	3,477
Securities gains (losses)	165	218	(225)	383	(126)
Other noninterest income	2,415	2,132	2,331	4,547	4,544
Total noninterest income	14,756	13,682	14,501	28,438	29,466

Personnel expense	18,305	18,908	18,534	37,213	36,072
Occupancy and equipment	2,895	3,028	2,756	5,923	5,610
Data processing expense	2,383	2,303	2,095	4,686	4,296
FDIC insurance premiums	610	606	358	1,216	713
Other noninterest expense	6,832	7,045	6,235	13,877	12,646
Total noninterest expense	31,025	31,890	29,978	62,915	59,337

Net income before taxes	24,801	24,592	25,236	49,393	49,999
Income taxes	5,397	5,279	4,965	10,676	10,000
Net income	$19,404	$19,313	$20,271	$38,717	$39,999

Memo: TEQ interest income	$65,125	$61,293	$45,584	$126,418	$89,346

Average shares outstanding	17,884	17,872	17,835	17,877	17,827
Diluted average shares outstanding	17,890	17,884	17,843	17,885	17,838
Basic earnings per share	$1.09	$1.08	$1.14	$2.17	$2.24
Diluted earnings per share	$1.08	$1.08	$1.14	$2.16	$2.24
Dividends per share	$0.44	$0.44	$0.40	$0.88	$0.800

Average balances:
Loans	$3,836,446	$3,739,443	$3,538,324	$3,788,213	$3,489,652
Earning assets	5,189,716	5,131,385	5,140,656	5,160,712	5,137,421
Total assets	5,509,776	5,458,067	5,446,263	5,484,065	5,432,110
Deposits, including repurchase agreements	4,727,386	4,688,103	4,705,492	4,707,853	4,669,938
Interest bearing liabilities	3,435,072	3,362,331	3,373,741	3,398,902	3,362,039
Shareholders' equity	663,896	651,008	637,542	657,488	658,419

Performance ratios:
Return on average assets	1.41%	1.44%	1.49%	1.42%	1.48%
Return on average equity	11.72%	12.03%	12.75%	11.87%	12.25%
Yield on average earning assets (tax equivalent)	5.03%	4.84%	3.56%	4.94%	3.51%
Cost of interest bearing funds (tax equivalent)	2.54%	2.06%	0.54%	2.30%	0.48%
Net interest margin (tax equivalent)	3.35%	3.49%	3.20%	3.42%	3.19%
Efficiency ratio (tax equivalent)	53.52%	55.29%	53.77%	54.40%	53.51%

Loan charge-offs	$1,953	$1,765	$828	$3,718	$2,148
Recoveries	(1,279)	(1,351)	(786)	(2,630)	(1,784)
Net charge-offs	$674	$414	$42	$1,088	$364

Market Price:
High	$40.30	$47.35	$42.91	$47.35	$46.30
Low	$32.68	$37.31	$39.10	$32.68	$39.10
Close	$35.57	$37.95	$40.44	$35.57	$40.44

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2023
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2023	March 31, 2023	June 30, 2022
Assets:
Loans	$3,929,695	$3,777,359	$3,558,443
Loan loss reserve	(48,018)	(46,683)	(42,344)
Net loans	3,881,677	3,730,676	3,516,099
Loans held for sale	238	182	936
Securities AFS	1,201,253	1,241,080	1,402,127
Equity securities at fair value	2,545	2,380	2,128
Other equity investments	11,432	9,713	13,026
Other earning assets	62,726	177,209	140,384
Cash and due from banks	48,915	60,762	75,373
Premises and equipment	42,911	42,636	40,704
Right of use asset	16,678	17,037	12,005
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	186,933	182,155	179,078
Total Assets	$5,520,798	$5,529,320	$5,447,350

Liabilities and Equity:
Interest bearing checking	$142,542	$120,678	$99,055
Savings deposits	2,000,853	2,050,546	1,915,166
CD's >=$100,000	538,492	501,557	573,519
Other time deposits	473,695	460,804	477,040
Total interest bearing deposits	3,155,582	3,133,585	3,064,780
Noninterest bearing deposits	1,361,078	1,409,839	1,408,148
Total deposits	4,516,660	4,543,424	4,472,928
Repurchase agreements	229,020	208,777	238,733
Other interest bearing liabilities	65,195	65,254	58,706
Lease liability	17,317	17,619	12,479
Other noninterest bearing liabilities	32,481	37,425	32,454
Total liabilities	4,860,673	4,872,499	4,815,300
Shareholders' equity	660,125	656,821	632,050
Total Liabilities and Equity	$5,520,798	$5,529,320	$5,447,350

Ending shares outstanding	17,984	17,976	17,895

30 - 89 days past due loans	$12,158	$11,728	$10,595
90 days past due loans	6,399	6,218	5,018
Nonaccrual loans	5,345	5,993	8,824
Foreclosed properties	2,047	2,776	1,954

Community bank leverage ratio	13.82%	13.71%	13.14%
Tangible equity to tangible assets ratio	10.90%	10.82%	10.53%
FTE employees	975	945	958